UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025 (July 1, 2025)

Strawberry Fields REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41628	84-2336054
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6101 Nimtz Parkway

South Bend, Indiana 46628

(Address of Principal Executive Office) (Zip Code)

(574) 807-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	STRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K filed by Strawberry Fields REIT, Inc. (the “Company”) includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 2.01 Completion of Acquisition or Disposition of Assets

As reported in the Company’s Form 8-K filed on May 28, 2025, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”), with Humansville Realty LLC, Buffalo Realty LLC, Cassville Realty LLC, Country Aire Realty LLC, Georgian Gardens Realty LLC, Golden Years Realty LLC, 800 South White Oak Realty LLC, Oregon Realty LLC, and Tiffany Heights Realty LLC, (collectively, the “Sellers”) with respect to the purchase of nine healthcare Facilities located in Missouri (the “Facilities”). The Sellers are not affiliates of the Company. The Company assigned the right to acquire the Facilities to newly organized indirect subsidiaries of the Strawberry Fields Realty, LP, the Company’s operating partnership.

The Company closed on the acquisition of the Facilities on July 1, 2025. At that time, such subsidiaries paid the remainder of the $59,000,000 purchase price (following the Company having paid a $2,000,000 deposit at the time of entering into the Purchase Agreement).

The Facilities are subject to existing master lease agreements with two separate third-party tenant groups. In connection with the acquisition, the expiration dates of both master leases were reset to their original terms. Except for the adjustment to the lease expiration dates, the material terms of the master leases remain unchanged. The tenants will continue to operate the nine Facilities as skilled nursing facilities, comprising a total of 686 licensed beds.

The purchase price for the Facilities was $59,000,000, including certain consulting fees. The Company completed the acquisition using cash on hand and the issuance of $2.0 million in OP Units of Strawberry Fields REIT LP to the Seller.

Item 8.01 Other Events.

On July 2, 2025, the Company issued a press release announcing its completion of the acquisition, as discussed above. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strawberry Fields REIT, Inc.

Dated: July 2, 2025	By:	/s/ Moishe Gubin
Moishe Gubin
Chief Executive Officer and Chairman